Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Velocity Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(3)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.01 par value per share	457(o)(1)	(1)	(2)	$100,000,000	0.00015310	$15,310	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	—	N/A	—	—	—	—

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	—	N/A	—	—	N/A	N/A	N/A	N/A

	Total Offering Amounts					$100,000,000		$15,310

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$10,854(3)

	Net Fee Due							$4,456

(1)

An indeterminate amount of the common stock is being registered as may from time to time be offered under this registration statement at indeterminate prices as shall have an aggregate initial offering price up to $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)	See Table 2, below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims	—	N/A	N/A	N/A	—	N/A	—	—	—	—	—

Fee-Offset Sources	N/A	N/A	N/A	—	N/A	—	—	—	—	—	N/A

Rule 457(p)

Fee Offset Claims	Velocity Financial, Inc.	Form S-3	333-258971	August 20, 2021(4)	September 1, 2021(4)	$10,854 (4)	Equity	Common Stock	(1)	$99,487,069	—

Fee-Offset Sources	Velocity Financial, Inc.	Form S-3	333-258971	August 20, 2021(4)	September 1, 2021(4)	—	—	—	—	—	$10,854

(4)

The Registrant filed a Registration Statement on Form S-3 (File No. 333-258971) with the SEC on August 20, 2021, registering up to $100,000,000 maximum aggregate offering price of shares of common stock of the Registrant and paid a registration fee of $10,910, which initially became effective on September 2, 2021 (the “Prior Registration Statement”). In accordance with Rule 457(p) under the Securities Act, the Registrant may offset the SEC registration fee due under this registration statement by the amount of the SEC registration fee previously paid with respect to the $99,487,069 of unsold securities under the Prior Registration Statement (which we refer to as the “Fee Offset from Previously Paid Registration Fee”). The Fee Offset from Previously Paid Registration Fee is $10,854. The Registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement. Accordingly, pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement against $10,854 in fees previously paid in connection with the Prior Registration Statement.